LABOR SMART, INC. ADDS FORMER LABOR READY COO AND EXECUTIVE VICE PRESIDENT MATTHEW J. RODGERS TO ITS BOARD OF DIRECTORS

Rodgers To Add Depth, Experience And Expertise To Board of Directors

ATLANTA, Georgia, February 26, 2013 / -- Labor SMART, Inc. (OTCQB: LTNC) is pleased to announce the addition of Matthew J. Rodgers to its Board of Directors.

With over 30 years of management and executive level business experience, Matthew J. Rodgers brings expertise in the areas of Revenue Growth, Large Account Management, Strategic Planning, Operations & Sales Management, Customer & Market Driven Solutions, and Team Building.

During his tenure with Labor Ready, Inc. (a division of True Blue, Inc., a NYSE listed company), Mr. Rodgers was a critical contributor to the growth of the company from 325 offices and $300 million in revenues to over 800 offices producing more than $900 million in revenues. During his tenure, Labor Ready’s EBITDA grew from $14.6 million in 1997 to $35 million in 2003. Prior to his departure, Mr. Rodgers maintained full operations accountability for the U.S., Canada, Puerto Rico and the United Kingdom.

Mr. Rodgers addition to Labor Smart’s Board of Directors is considered an integral part of the Company’s strategy to build an experienced team of seasoned mid to upper level management executives, in order to handle their current exponential growth, while also bolstering their corporate infrastructure.

Ryan Schadel, Labor SMART’s CEO, stated, “I am very excited to have someone of Matt’s depth and knowledge on the Labor SMART team. He has direct experience overcoming the challenges Labor SMART will encounter as we continue to grow and his input will be invaluable to the company’s ability to execute expansion plans for a nationwide branch footprint.

Matthew J. Rodgers stated, “It is an honor to have the opportunity to join the board of directors of Labor Smart and to support Mr. Schadel and his team in their efforts to continue the exponential top and bottom line growth of Labor SMART. I look forward to sharing my experiences and contributing to the future direction and emergence of this rapidly growing organization.”

About Labor SMART, Inc.

Labor SMART, Inc. provides On-Demand temporary labor to a variety of industries. Our clients range from small businesses to fortune 100 companies. Labor SMART was founded to provide a reliable, dependable, and flexible resource for on-demand personnel to small and large businesses. Every day we provide manpower for jobs in construction, manufacturing, hospitality, events, restoration, warehousing, retail, disaster relief and more. As one of the fastest growing temporary labor providers, our goal is to become a nationwide resource and partner for our clients. We take pride in the belief that we can make a positive impact each and every day for the benefit of both our client and our temporary employees. Our mission is to be the provider of choice to our growing community of customers, with a service focused approach, that positions us as a resource and partner for their business.

Safe Harbor

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Labor SMART, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Labor SMART, Inc.'s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. More information about the potential factors that could affect the business and financial results is and will be included in Labor SMART, Inc.'s filings with the Securities and Exchange Commission.

Public Relations & Shareholder Information

Joseph M. Vazquez III

Phone: (678) 279-5810

           or

Email:   shareholderrelations@laborsmart.com